UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2011

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00-26393	6-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington  Street, Suite 912, Norwalk, CT 06854
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2011 (the “Effective Date”), WebMediaBrands Inc. (the “Company”), a Delaware corporation, entered into a stock purchase agreement with certain stockholders of Inside Network, Inc. and Justin Smith as the Stockholder Representative, pursuant to which the Company purchased all of the outstanding shares of capital stock of Inside Network for an aggregate purchase price comprised of $7,500,000 in cash plus an aggregate of 4,183,130 newly issued shares of the Company’s common stock.  A copy of the stock purchase agreement is filed as an exhibit to this report.

Of the 4,183,130 shares of the Company’s common stock issued as part of the purchase price for Inside Network’s capital stock, the Company issued an aggregate of 3,882,255 unregistered shares of the Company’s common stock to Eric Eldon and Justin Smith.  These shares are subject to registration rights that require the Company to file for registration of these shares with the Securities and Exchange Commission within 90 days of the Effective Date.  Additionally, the Stock Purchase Agreement includes representations, warranties and covenants and indemnification obligations customary for a transaction of this size and scope.  In connection with the indemnification obligations of Inside Network’s stockholders under the stock purchase agreement, a portion of the purchase price paid by the Company is subject to an escrow agreement.

Of the 4,183,130 shares of the Company’s common stock issued as part of the purchase price for Inside Network’s capital stock, 300,875 shares are subject to restricted stock purchase agreements by and between the Company and each of five Inside Network stockholders who are also employees of Inside Network.  The shares subject to the restricted stock purchase agreements were issued under the Company’s 2008 Stock Incentive Plan and are subject to vesting.  Each restricted stock purchase agreement includes customary representations, warranties and covenants and customary indemnification obligations.  A copy of the form of restricted stock purchase agreement is filed as an exhibit to this report.

In connection with the acquisition of all the outstanding shares of capital stock of Inside Network, the Company named Justin Smith, the founder and majority stockholder of Inside Network, as Vice President, Social Media as of the Effective Date.  Mr. Smith’s employment will be governed by an employment agreement that has an initial term of two years, after which the employment arrangement will continue on an at-will basis.  The agreement contains non-compete and non-solicitation covenants that extend beyond Mr. Smith’s employment.  Mr. Smith’s annual base salary will be $130,000.  A copy of the employment agreement is filed as an exhibit to this report.

In the event the Company terminates Mr. Smith’s employment without cause during the initial two-year term, he will be paid the accrued base salary through the date of termination plus the annual base salary for the period remaining in the initial two-year term, subject to specified conditions.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 11, 2011, the Company completed the acquisition of all the outstanding shares of capital stock of Inside Network, Inc.  The information set forth above under Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

(b)    The Company issued an aggregate of 3,882,255 shares of unregistered shares of its common stock to Eric Eldon and Justin Smith as further described above, which discussion is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(d)    In connection with the acquisition of all the outstanding shares of capital stock of Inside Network, the Board of Directors of the Company appointed Justin Smith as a member of the Board as of the Effective Date.  Mr. Smith will hold office until the earlier of (i) his resignation, (ii) the Company’s 2012 Annual Meeting of Stockholders, or (iii) his failure to qualify for such appointment.

Prior to his employment with the Company and appointment to its Board, Mr. Smith served as chief executive officer of Inside Network since he founded it in January 2009.  Mr. Smith is 29 years old and has no familial relationships with any executive officer or director of the Company.  Other than the agreements disclosed herein, there have been no other transactions in which the Company has participated and in which Mr. Smith has had a direct or indirect material interest involving in excess of $120,000 since the beginning of the Company’s last completed fiscal year.

To help ensure Justin Smith’s appointment to the Company’s Board, the Company entered into a nominating agreement with him, as of the Effective Date, pursuant to which, so long as the nominating agreement is in effect, the Company must use its commercially reasonable efforts to appoint Mr. Smith to the Board.  A copy of the nominating agreement is filed as an exhibit to this report.

To further ensure Justin Smith’s appointment to the Company’s Board, Alan Meckler, the Chairman, Chief Executive Officer and largest stockholder of the Company, and Mr. Smith entered into a support agreement as of the Effective Date, whereby, so long as the support agreement is in effect, Mr. Meckler must cause all of his shares of capital stock in the Company to be voted in favor of the election of Mr. Smith to the Company’s Board.  The support agreement will expire simultaneously with the nominating agreement.  A copy of the support agreement is filed as an exhibit to this report.

The nominating agreement and support agreement each will expire on the earliest of (i) three years from the Effective Date, (ii) the date on which Mr. Smith’s employment with the Company terminates for cause, (iii) if Mr. Smith’s employment terminates for any reason other than for cause, the later of two years from the Effective Date and the date on which Mr. Smith’s employment terminates, (iv) his uncured material breach of the non-compete and non-solicitation covenants in his employment agreement, (v) a change in control of the Company, or (vi) the date on which Mr. Smith first ceases to own at least 500,000 shares of Company common stock.

The foregoing summary descriptions of the stock purchase agreement, the form of restricted stock purchase agreement, the employment agreement, the nominating agreement, and the support agreement, and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the terms and conditions of those agreements, copies of which are attached hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On May 11, 2011, the Company issued a press release announcing the stock purchase agreement and related transactions.  A copy of the press release is furnished as Exhibit 99.1 hereto.

On May 10, 2011, the Board terminated, effective upon the closing of the stock purchase agreement, the Company’s stock repurchase program initiated in December 2010.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

Financial statements required by this item will be filed by amendment not later than 71 days after the date on which this Form 8-K is filed.

(b)	Pro forma financial information

Financial statements required by this item will be filed by amendment not later than 71 days after the date on which this Form 8-K is filed.

(d)	Exhibits

Exhibit No.	Description

10.55	Stock Purchase Agreement dated May 11, 2011, by and among WebMediaBrands Inc., certain Stockholders of Inside Network, Inc. and Justin L. Smith as Stockholder Representative.

10.56	Form of Restricted Stock Purchase Agreement by and between WebMediaBrands Inc. and certain Stockholders of Inside Network, Inc.

10.57	Employment Agreement dated May 11, 2011, by and between WebMediaBrands Inc. and Justin L. Smith.

10.58	Nominating Agreement dated May 11, 2011, by and between WebMediaBrands Inc. and Justin L. Smith.

10.59	Support Agreement dated May 11, 2011, by and between Justin L. Smith and Alan M. Meckler.

99.1	Press Release, dated May 12, 2011, of WebMediaBrands Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: May 17, 2011	By:	/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer